SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               MAX RE CAPITAL LTD.
             (Exact name of registrant as specified in its charter)


           Bermuda                                  Not applicable
(Jurisdiction of Incorporation          (I.R.S. Employer Identification No.)
        or Organization)

                                   Ascot House
                                 28 Queen Street
                                 Hamilton HM 11
                                     Bermuda
                    (Address of Principal Executive Offices)

If this Form relates to the regis-      If this Form relates to the registration
tration of securities pursuant to       of a class of securities pursuant to
Section 12(b) of the Exchange Act       Section 12(g) of the Exchange Act and is
and is effective pursuant to Gen-       effective pursuant to General Instruct-
eral Instruction A.(c), please check    ion A.(d), please check the following
the following box [_]                   box. [X]

Securities Act registration statement file number to which this form relates:
333-62006

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which Each
Title of Each Class to be so Registered      Class is to be Registered
---------------------------------------      -----------------------------------
               None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Shares, Par Value $1.00 per share (the "Common Shares")
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered

Max Re Capital Ltd. hereby incorporates by reference the description of the Common Shares to be registered hereunder set forth under the captions entitled:
"Description of Capital Stock" and "Shares Eligible for Future Sale" in the registrant's prospectus included as Part I of the registration statement on Form S-1, Registration No. 333-62006, originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on May 31, 2001, and thereafter amended and supplemented, including amendments or supplements thereto set forth in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.           Exhibits

The required exhibits need not be filed because the Common Shares will be registered on the Nasdaq National Market, on which no other securities of the Company are registered.

                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MAX RE CAPITAL LTD.


August 6, 2001                         By: /s/ KEITH S. HYNES
                                           ------------------
                                           Name:  Keith S. Hynes
                                           Title: Executive Vice President and
                                                  Chief Financial Officer